As filed with the Securities and Exchange Commission on April 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAVIENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	300 Continental Drive Newark, Delaware 19713 (302) 283-8000	46-4054283
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Watson

Corporate Secretary

300 Continental Drive

Newark, Delaware 19713

(302) 283-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Courtney S. York

Baker Botts L.L.P.

2001 Ross Avenue, Suite 700

Dallas Texas 75201

Phone: (214) 953-6971

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.01 per share	10,000,000	$16.66	$166,600,000	$21,459

(1)	Represents the maximum number of shares of Common Stock, par value $0.01 per share, of Navient Corporation issuable pursuant to the Navient Corporation 2014 Omnibus Incentive Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for the purposes of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low sale prices for the shares of the Registrant’s common stock on the “when issued” trading market as reported on the NASDAQ Global Select Market on April 24, 2014.

Prospectus

NAVIENT CORPORATION

2014 OMNIBUS INCENTIVE PLAN

The 10,000,000 shares of common stock covered by this prospectus may be acquired by participants in the Navient Corporation 2014 Omnibus Incentive Plan (the “Navient Incentive Plan”) upon the exercise of certain options to purchase shares of our common stock (“Navient Options”) issued pursuant to the Navient Incentive Plan. All Navient Options are subject to the terms of the Navient Incentive Plan and the applicable award agreement. Any proceeds received by us from the exercise of Navient Options covered by the Navient Incentive Plan will be used for general corporate purposes.

“When issued” trading in the our common stock began on April 17, 2014 on NASDAQ under the symbol “NAVIV.” On May 1, 2014, when-issued trading will end and “regular way” trading of our common stock on NASDAQ under the symbol “NAVI” is expected to begin.

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

ABOUT NAVIENT

Navient Corporation, which we refer to throughout this prospectus as “we,” “us” or “Navient,” was originally incorporated in Delaware on November 7, 2013 as New Corporation, a wholly owned subsidiary of SLM Corporation, which we refer to throughout this prospectus as “Existing SLM.”

Navient was formed to hold, directly or indirectly, the assets and liabilities associated with Existing SLM’s education loan management business, which consists primarily of portfolios of federally guaranteed (FFELP) and private education loans, as well as servicing and collection activities on these and other student loans. On April 8, 2014, the board of directors of Existing SLM approved an internal corporate reorganization and the distribution of Navient common stock on April 30, 2014, the “distribution date,” to holders of shares of Existing SLM common stock on April 22, 2014, the “record date” for the distribution. On the distribution date, SLM Corporation stockholders will receive one share of Navient common stock for each share of Existing SLM common stock held by them on the record date. The distribution of Navient will be preceded by an internal corporate reorganization, as a result of which Existing SLM will be replaced by a new publicly traded parent company which we refer to in this prospectus as “SLM BankCo.” SLM BankCo will change its name to SLM Corporation immediately following the reorganization and prior to the distribution date.

Navient will hold the largest portfolio of education loans insured or guaranteed under the Federal Family Education Loan Program, as well as the largest portfolio of private education loans, in the United States. Its principal executive offices are located at 300 Continental Drive, Newark, Delaware 19713, and its telephone number at that location is (302) 283-8000.

RISK FACTORS

Before you decide to invest in shares of our common stock, you should carefully consider the specific risks set forth under the caption “Risk Factors” included in the information statement filed with the SEC as part of our registration statement on Form 10 on December 6, 2013, as amended, and under the caption “Risk Factors” in any of our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference in this prospectus. For more information, see “Where You Can Find More Information.” We cannot assure you of a profit or protect you against a loss on the shares of our common stock that you acquire under the Navient Incentive Plan.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words “believe,” “expect,” “anticipate” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Navient management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include, among others: increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which we are a party; credit risk associated with our exposure to third parties, including counterparties to our derivative transactions; and changes in the terms of student loans and the education loan marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings or the credit ratings of the United States of America; failures of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; failures to align our cost structure with our business operations; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; changes in general economic conditions; our ability to

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successfully effectuate any acquisitions and other strategic initiatives; and changes in the demand for debt management services. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

USE OF PROCEEDS

Any proceeds we receive from the exercise of Navient Options issued under the Navient Incentive Plan will be used for general corporate purposes. We cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

In accordance with the Existing SLM equity incentive plans (which will be assumed by SLM BankCo) and the employee matters agreement to be entered into in connection with the separation, Existing SLM stock options granted under those equity incentive plans and outstanding on the distribution date will be adjusted in order to maintain their intrinsic value just prior to the separation and the distribution. The Existing SLM stock options are held by current and former directors, officers and employees of SLM BankCo, Navient and their respective subsidiaries.

Holders of Existing SLM stock options granted prior to February 4, 2014 will receive an equal number of Navient Options, based on the distribution ratio in the separation and distribution of one share of Navient common stock for each share of Existing SLM common stock held on the record date. The Navient Options will be issued pursuant to the Navient Incentive Plan. See “Description of Award Adjustments.”

This prospectus covers shares of Navient common stock which may be issued upon the exercise of Navient Options to be held by persons who, on the distribution date, fall into one of the following categories:

•	they are a former director, officer or employee of SLM BankCo, Navient or any of their respective subsidiaries, and are no longer employed by any of those companies; or

•	they are an officer or employee of a subsidiary of SLM BankCo that has never been a subsidiary of Navient.

This prospectus does not cover shares of Navient common stock that may be issued to any other holders of Navient Options granted under the Navient Incentive Plan, including holders of Navient Options that are granted in replacement of Existing SLM stock options granted on or after February 4, 2014.

DESCRIPTION OF AWARD ADJUSTMENTS

Under the employee matters agreement, and in accordance with the equity incentive plans of Existing SLM, holders of Existing SLM stock options granted prior to February 4, 2014 and outstanding on the distribution date generally will receive the same number of SLM BankCo stock options and an equal number of Navient Options. To maintain the intrinsic value of the original option, the exercise price of the SLM BankCo stock option will be adjusted to equal the amount determined by multiplying the volume-weighted average “ex-dividend” trading price of a share of SLM BankCo common stock for the five trading days ending on the distribution date (the “SLM BankCo ex-dividend VWAP”), by a fraction, the numerator of which is the original exercise price of the Existing SLM stock option, and the denominator of which is the “Pre-Spin Existing SLM VWAP”. The Pre-Spin Existing SLM VWAP will equal the sum of the SLM BankCo ex-dividend VWAP and the volume weighted average “when issued” trading price of a share of Navient common stock for the five trading days ending on the distribution date (the “Navient when-issued VWAP”). The exercise price of the Navient Options will be determined by multiplying the Navient when-issued VWAP by a fraction, the numerator of which is the original exercise price of the Existing SLM stock option, and the denominator of which is the Pre-Spin SLM BankCo VWAP. Both options, when combined, are intended to preserve the intrinsic value of the original Existing SLM stock option by maintaining the ratio of the exercise price to the fair market value of the stock subject to each option.

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In general, for purposes of determining employment status and vesting of such SLM BankCo stock options and Navient Options, the continuous service of a current or former employee, director or officer with any or all of Existing SLM, SLM BankCo and Navient (both before and in connection with the separation and distribution) will be taken into account. The Navient Options and SLM BankCo stock options will otherwise be subject to substantially the same terms and conditions as the original Existing SLM stock options to which they relate, except that any price targets associated with an assumed SLM BankCo stock option will be adjusted in a manner similar to the exercise price adjustment described above.

The foregoing descriptions of the equity award adjustments are qualified in their entirety by the complete terms and conditions of the employee matters agreement, which is filed as an exhibit to our registration statement on Form 10 filed with the SEC on December 6, 2013, as amended, and incorporated in this prospectus by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents into this prospectus:

•	our registration statement on Form 10 filed with the SEC on December 6, 2013, as amended, including, without limitation, the description of capital stock contained in the registration statement; and

•	our current reports on Form 8-K filed with the SEC on April 16, 2014 and April 17, 2014.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Navient Corporation

300 Continental Drive

Newark, Delaware 19713

Attention: Corporate Secretary

Telephone: (302) 283-8000

LEGAL MATTERS

Baker Botts L.L.P. will pass upon the validity of the common stock offered by this prospectus.

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EXPERTS

The consolidated financial statements of SLM Corporation and subsidiaries as of December 31, 2013 and 2012, and for the years then ended, and the adjustments to the 2011 consolidated financial statements to reflect discontinued operations, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2011 before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 16, (not separately included or incorporated by reference in this Prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The adjustments to those financial statements to retrospectively reflect the discontinued operations described in Note 16 have been audited by KPMG LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2011 have been so included in reliance on the reports of (i) PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 16, and (ii) KPMG LLP solely with respect to the adjustments to those financial statements to retrospectively reflect the discontinued operations described in Note 16, given on the authority of said firms as experts in auditing and accounting.

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NAVIENT CORPORATION

Navient Corporation

2014 Omnibus Incentive Plan

PROSPECTUS

April 28, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered. All amounts are estimates except the SEC registration fee.

Item	Amount
Securities and Exchange Commission registration fee	$21,459
Legal fees and expenses	$25,000
Accounting fees and expenses	$15,000
Printing expenses	$12,500
Total	$73,959

Item 15.	Indemnification of Directors and Officers.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Registrant’s amended and restated certificate of incorporation includes such an exculpation provision. The Registrant’s amended and restated by-laws include provisions that will require the Registrant to indemnify, to the fullest extent allowable under the DGCL, its directors and officers. The Registrant’s amended and restated by-laws also require that the Registrant advance expenses to its directors and officers, upon its receipt of an undertaking to repay such amounts in the event that such director or officer is not entitled to indemnification. The Registrant’s amended and restated by-laws expressly authorize the Registrant to carry directors’ and officers’ insurance to protect the Registrant, its directors, officers and certain employees for some liabilities.

Item 16.	Exhibits

Exhibit No.	Exhibit Description

2.1	Separation and Distribution Agreement by and between SLM Corporation and Navient Corporation (incorporated by reference to Exhibit 2.1 of Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed on March 27, 2014, File No. 001-36228).

4.1	Form of Amended and Restated Certificate of Incorporation of Navient Corporation (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed on March 27, 2014, File No. 001-36228).

4.2	Form of Amended and Restated By-Laws of Navient Corporation (incorporated by reference to Exhibit 3.2 of Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed on March 27, 2014, File No. 001-36228).

4.3	Navient Corporation 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.3 to Navient Corporation’s Registration Statement on Form S-8 filed on April 28, 2014).

5.1*	Opinion of Baker Botts L.L.P.

23.1*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

23.3*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included on the signature page hereto)

* - filed herewith

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Navient Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, the State of Delaware, on April 28, 2014.

NAVIENT CORPORATION

By:	/s/ John F. Remondi
Name:	John (Jack) F. Remondi
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John F. Remondi, John Kane and Somsak Chivavibul, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ John F. Remondi John (Jack) F. Remondi	Chief Executive Officer, Director (Principal Executive Officer)	April 28, 2014

/s/ Somsak Chivavibul Somsak Chivavibul	Chief Financial Officer (Principal Financial and Accounting Officer)	April 28, 2014

/s/ Ann Torre Bates Ann Torre Bates	Director	April 28, 2014

/s/ William M. Diefenderfer III William M. Diefenderfer III	Director	April 28, 2014

/s/ Diane Suitt Gilleland Diane Suitt Gilleland	Director	April 28, 2014

/s/ Barry A. Munitz Barry A. Munitz	Director	April 28, 2014

/s/ Steven L. Shapiro Steven L. Shapiro	Director	April 28, 2014

/s/ Jane J. Thompson Jane J. Thompson	Director	April 28, 2014

/s/ Barry L Williams Barry L. Williams	Director	April 28, 2014

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

2.1	Separation and Distribution Agreement by and between SLM Corporation and Navient Corporation (incorporated by reference to Exhibit 2.1 of Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed on March 27, 2014, File No. 001-36228).

4.1	Form of Amended and Restated Certificate of Incorporation of Navient Corporation (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed on March 27, 2014, File No. 001-36228).

4.2	Form of Amended and Restated By-Laws of Navient Corporation (incorporated by reference to Exhibit 3.2 of Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed on March 27, 2014, File No. 001-36228).

4.3	Navient Corporation 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.3 to Navient Corporation’s Registration Statement on Form S-8 filed on April 28, 2014).

5.1*	Opinion of Baker Botts L.L.P.

23.1*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

23.3*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (included on the signature page hereto)

* - filed herewith